                                                                      Exhibit 11


                        THE TORO COMPANY AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                  (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE DATA)


                                                           Three Months Ended
                                                        ------------------------
                                                        October 28,  October 29,
                                                           1994         1993
                                                        -----------  -----------
Net earnings (loss). . . . . . . . . . . . . . . . . . .$    8,302   $  (1,894)
                                                        ----------   ----------
                                                        ----------   ----------
Primary:
    Shares of common stock and common
    stock equivalents:
         Weighted average number of common shares
             outstanding . . . . . . . . . . . . . . . .12,585,681   12,299,190
         Dilutive effect of outstanding
             stock options (1), (3). . . . . . . . . . .   453,494            -
                                                        ----------   ----------
                                                        13,039,175   12,299,190
                                                        ----------   ----------
    Net earnings (loss) per share of common stock
         and common stock equivalent . . . . . . . . . .$     0.64   $    (0.15)
                                                        ----------   ----------
                                                        ----------   ----------
Fully Diluted:
    Shares of common stock and common
    stock equivalents:
         Weighted average number of common shares
             outstanding . . . . . . . . . . . . . . . .12,585,681   12,299,190
         Dilutive effect of outstanding
             stock options (2), (3). . . . . . . . . . .   556,272            -
                                                        ----------   ----------
                                                        13,141,953   12,299,190
                                                        ----------   ----------

    Net earnings (loss) per share of common stock
         and common stock equivalent . . . . . . . . . .$     0.63   $    (0.15)
                                                        ----------   ----------
                                                        ----------   ----------


1) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the average market price of the Company's stock during each period.

2) Outstanding stock options and options exercised in the current period are converted to common stock equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's stock during each period.

3) Loss per share calculations are based on weighted average common shares outstanding excluding common stock equivalents due to their anti-dilutive affect.


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